                                 AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This amendment dated as of July 1, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to change the name of AIM V.I. Balanced Fund to AIM V.I. Basic Balanced Fund, AIM V.I. Dent Demographic Trends Fund to AIM V.I. Demographic Trends Fund and AIM V.I. Health Sciences Fund to AIM V.I. Global Health Care Fund;

     NOW, THEREFORE, the parties agree as follows:

     1. Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                       EFFECTIVE DATE OF
           NAME OF FUND               ADVISORY AGREEMENT
           ------------               ------------------
AIM V.I. Aggressive Growth Fund       May 1, 2000
AIM V.I. Basic Balanced Fund          May 1, 2000
AIM V.I. Basic Value Fund             September 10, 2001
AIM V.I. Blue Chip Fund               May 1, 2000
AIM V.I. Capital Appreciation Fund    May 1, 2000
AIM V.I. Capital Development Fund     May 1, 2000
AIM V.I. Core Equity Fund             May 1, 2000
AIM V.I. Core Stock Fund              April 30, 2004
AIM V.I. Demographic Trends Fund      May 1, 2000
AIM V.I. Diversified Income Fund      May 1, 2000
AIM V.I. Dynamics Fund                April 30, 2004
AIM V.I. Financial Services Fund      April 30, 2004
AIM V.I. Global Health Care Fund      April 30, 2004
AIM V.I. Government Securities Fund   May 1, 2000
AIM V.I. Growth Fund                  May 1, 2000
AIM V.I. High Yield Fund              May 1, 2000
AIM V.I. International Growth Fund    May 1, 2000
AIM V.I. Large Cap Growth Fund        September 1, 2003
AIM V.I. Leisure Fund                 April 30, 2004
AIM V.I. Mid Cap Core Equity Fund     September 10, 2001
AIM V.I. Money Market Fund            May 1, 2000
AIM V.I. Premier Equity Fund          May 1, 2000
AIM V.I. Real Estate Fund             April 30, 2004

AIM V.I. Small Cap Equity Fund        September 1, 2003
AIM V.I. Small Company Growth Fund    April 30, 2004
AIM V.I. Technology Fund              April 30, 2004
AIM V.I. Total Return Fund            April 30, 2004
AIM V.I. Utilities Fund               April 30, 2004

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $150 million...       0.80%
Over $150 million....      0.625%

                          AIM V.I. BASIC BALANCED FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $150 million...      0.75%
Over $150 million....      0.50%

                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million...      0.725%
Next $500 million....      0.700%
Next $500 million....      0.675%
Over $1.5 billion....       0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $350 million...       0.75%
Over $350 million....      0.625%

                       AIM V.I. CAPITAL APPRECIATION FUND
                            AIM V.I. CORE EQUITY FUND
                              AIM V.I. GROWTH FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.65%
Over $250 million....      0.60%

                            AIM V.I. CORE STOCK FUND
                             AIM V.I. DYNAMICS FUND
                        AIM V.I. FINANCIAL SERVICES FUND
                        AIM V.I. GLOBAL HEALTH CARE FUND
                              AIM V.I. LEISURE FUND
                       AIM V.I. SMALL COMPANY GROWTH FUND
                            AIM V.I. TECHNOLOGY FUND
                           AIM V.I. TOTAL RETURN FUND

                        ANNUAL RATE
                        -----------
All Assets...........      0.75%

                        AIM V.I. DEMOGRAPHIC TRENDS FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $2 billion.....      0.77%
Over $2 billion......      0.72%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.60%
Over $250 million....      0.55%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.50%
Over $250 million....      0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $200 million...      0.625%
Next $300 million....       0.55%
Next $500 million....       0.50%
Over $1 billion......       0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.75%
Over $250 million....      0.70%

                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $1 billion.....       0.75%
Next $1 billion......       0.70%
Over $2 billion......      0.625%

                           AIM V.I. MONEY MARKET FUND
                             NET ASSETS ANNUAL RATE

First $250 million...   0.40%
Over $250 million....   0.35%

                            AIM V.I. REAL ESTATE FUND

                        ANNUAL RATE
                        -----------
All Assets...........      0.90%

                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
All Assets...........      0.85%

                             AIM V.I. UTILITIES FUND

                        ANNUAL RATE
                        -----------
All Assets...........      0.60%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date: July 1, 2005


                                        AIM VARIABLE INSURANCE FUNDS


Attest:                                 By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Jim A. Coppedge                     Robert H. Graham
        Assistant Secretary                 President

(SEAL)


                                        A I M ADVISORS, INC.


Attest:                                 By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        Jim A. Coppedge                     Mark H. Williamson
        Assistant Secretary                 President

(SEAL)